EXHIBIT 99

This Current Report on Form 8-K includes supplemental unaudited historical business segment net sales and operating income information in addition to net sales on a disaggregated basis that reflect 3M’s continuing effort to improve the alignment of its businesses around markets and customers. The Company did not operate under this segment structure for any of these prior periods and will begin to report comparative results under the new structure with the filing of its Quarterly Report on Form 10-Q for the quarter ending March 31, 2019. Effective in the first quarter of 2019, the Company made the following changes:

Continued alignment of customer account activity

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As part of 3M’s regular customer-focus initiatives, the Company realigned certain customer account activity (“sales district”) to correlate with the primary divisional product offerings in various countries and reduce complexity for customers when interacting with multiple 3M businesses. This largely impacted the amount of dual credit certain business segments receive as a result of sales district attribution. 3M business segment reporting measures include dual credit to business segments for certain sales and operating income. This dual credit is based on which business segment provides customer account activity with respect to a particular product sold in a specific country. As a result, previously reported aggregate business segment net sales and operating income for the total year 2018 decreased $32 million and $8 million, respectively, offset by corresponding decreases in the elimination of dual credit net sales and operating income amounts.

Creation of Closure and Masking Systems Division and Medical Solutions Division

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3M created the Closure and Masking Systems Division, which combines the masking tape, packaging tape and personal care portfolios formerly within Industrial Adhesives and Tapes Division in the Industrial business segment into a separate division also within the Industrial business segment.

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3M created the Medical Solutions Division in the Health Care business segment, which combines the former Critical and Chronic Care Division and Infection Prevention Division (which were also both within the Health Care business segment).

Additional actions impacting business segment reporting

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The business associated with certain safety products sold through retail channels in the Asia Pacific region was realigned from the Personal Safety Division within the Safety and Graphics Business segment to the Construction and Home Improvement Division within the Consumer Business segment. This change resulted in a decrease in previously reported net sales and operating income for total year 2018 of $12 million and $1 million, respectively, in the Safety and Graphics business segment, offset by a corresponding increase in net sales and operating income within the Consumer business segment.

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Certain previously non-allocated costs related to manufacturing and technology of centrally managed material resource centers of expertise within Corporate and Unallocated are now reflected as being allocated to the business segments. As a result, previously reported aggregate business segment operating income for the total year 2018 decreased $58 million, offset by a corresponding increase in operating income within Corporate and Unallocated.

The financial information presented herein reflects the impact of the preceding changes between business segments for all periods presented.

	Net Sales			Operating Income
Year ended December 31, 2018	Previously			Previously
(Millions)	Reported	Revised	Change	Reported	Revised	Change

Industrial	$12,267	$12,196	$(71)	$2,737	$2,699	$(38)
Safety and Graphics	6,827	6,812	(15)	1,720	1,706	(14)
Health Care	6,021	6,018	(3)	1,799	1,789	(10)
Electronics and Energy	5,472	5,471	(1)	2,055	2,049	(6)
Consumer	4,796	4,853	57	1,027	1,029	2
Corporate and Unallocated	50	51	1	(1,465)	(1,407)	58
Elimination of Dual Credit	(2,668)	(2,636)	32	(666)	(658)	8
Total Company	$32,765	$32,765	$—	$7,207	$7,207	$—

Corporate and unallocated operating income includes a variety of miscellaneous items, such as corporate investment gains and losses, certain derivative gains and losses, certain insurance-related gains and losses, certain litigation and environmental expenses, corporate restructuring charges and certain under- or over-absorbed costs (e.g. pension, stock-based compensation) that the Company may choose not to allocate directly to its business segments. Corporate and Unallocated also includes sales, costs, and income from contract manufacturing, transition services and other arrangements with the acquirer of all of the Communication Markets Division following its divestiture in 2018. Because this category includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.

3M business segment reporting measures include dual credit to business segments for certain sales and related operating income. Management evaluates each of its five business segments based on net sales and operating income performance, including dual credit reporting to further incentivize sales growth. As a result, 3M reflects additional (“dual”) credit to another business segment when the customer account activity (“sales district”) with respect to the particular product sold to the external customer is provided by a different business segment. This additional dual credit is largely reflected at the division level. For example, certain respirators are primarily sold by the Personal Safety Division within the Safety and Graphics business segment; however, a sales district within the Industrial business segment provides the contact for sales of the product to particular customers. In this example, the non-primary selling segment (Industrial) would also receive credit for the associated net sales initiated through its sales district and the related approximate operating income. The assigned operating income related to dual credit activity may differ from operating income that would result from actual costs associated with such sales. The offset to the dual credit business segment reporting is reflected as a reconciling item entitled “Elimination of Dual Credit,” such that sales and operating income in total are unchanged.

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2019

Net Sales

Net Sales	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year
Industrial
2018	$3,135	$3,138	$2,996	$2,927	$12,196
2017	2,923	2,936	3,006	2,951	11,816
2016	2,790	2,848	2,809	2,737	11,184

Safety and Graphics
2018	$1,779	$1,812	$1,656	$1,565	$6,812
2017	1,549	1,568	1,549	1,564	6,230
2016	1,494	1,580	1,515	1,358	5,947

Health Care
2018	$1,535	$1,520	$1,444	$1,519	$6,018
2017	1,434	1,449	1,485	1,484	5,852
2016	1,401	1,424	1,380	1,399	5,604

Electronics and Energy
2018	$1,350	$1,336	$1,443	$1,342	$5,471
2017	1,291	1,290	1,516	1,407	5,504
2016	1,161	1,189	1,330	1,252	4,932

Consumer
2018	$1,145	$1,237	$1,249	$1,222	$4,853
2017	1,087	1,178	1,291	1,218	4,774
2016	1,083	1,165	1,243	1,124	4,615

Corporate and Unallocated
2018	$—	$13	$34	$4	$51
2017	2	3	—	(2)	3
2016	2	2	1	2	7

Elimination of Dual Credit
2018	$(666)	$(666)	$(670)	$(634)	$(2,636)
2017	(601)	(614)	(675)	(632)	(2,522)
2016	(522)	(546)	(569)	(543)	(2,180)

Total Company
2018	$8,278	$8,390	$8,152	$7,945	$32,765
2017	7,685	7,810	8,172	7,990	31,657
2016	7,409	7,662	7,709	7,329	30,109

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2019

Operating Income

Operating Income	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year
Industrial
2018	$714	$719	$653	$613	$2,699
2017	663	564	667	574	2,468
2016	650	648	628	581	2,507

Safety and Graphics
2018	$481	$478	$407	$340	$1,706
2017	397	850	409	404	2,060
2016	353	416	365	263	1,397

Health Care
2018	$458	$434	$443	$454	$1,789
2017	428	406	467	458	1,759
2016	448	452	422	402	1,724

Electronics and Energy
2018	$336	$865	$455	$393	$2,049
2017	256	324	431	365	1,376
2016	222	238	332	352	1,144

Consumer
2018	$220	$263	$290	$256	$1,029
2017	225	199	313	271	1,008
2016	236	280	315	224	1,055

Corporate and Unallocated
2018	$(1,037)	$(200)	$(56)	$(114)	$(1,407)
2017	(85)	(45)	(109)	(129)	(368)
2016	(47)	(91)	(70)	(77)	(285)

Elimination of Dual Credit
2018	$(165)	$(158)	$(176)	$(159)	$(658)
2017	(142)	(145)	(170)	(154)	(611)
2016	(123)	(126)	(137)	(129)	(515)

Total Company
2018	$1,007	$2,401	$2,016	$1,783	$7,207
2017	1,742	2,153	2,008	1,789	7,692
2016	1,739	1,817	1,855	1,616	7,027

Supplemental Unaudited Net Sales on a Disaggregated Basis

Based on Segment Structure Effective in the First Quarter of 2019

	Year ended
	December 31,
Net Sales (Millions)	2018	2017	2016
Abrasives	$1,787	$1,734	$1,617
Adhesives and Tapes	3,338	3,183	2,959
Advanced Materials	1,240	1,124	1,039
Automotive and Aerospace	2,054	1,983	1,864
Automotive Aftermarket	1,644	1,647	1,592
Closure and Masking Systems	1,224	1,259	1,262
Separation and Purification	913	882	858
Other Industrial	(4)	4	(7)
Total Industrial Business Group	$12,196	$11,816	$11,184

Commercial Solutions	$1,843	$1,757	$1,752
Personal Safety	3,659	3,002	2,590
Roofing Granules	353	372	344
Transportation Safety	955	1,097	1,265
Other Safety and Graphics	2	2	(4)
Total Safety and Graphics Business Group	$6,812	$6,230	$5,947

Drug Delivery	$444	$486	$451
Food Safety	329	304	278
Health Information Systems	837	791	780
Medical Solutions	3,050	2,947	2,824
Oral Care	1,353	1,322	1,274
Other Health Care	5	2	(3)
Total Health Care Business Group	$6,018	$5,852	$5,604

Electronics	$3,974	$3,850	$3,306
Energy	1,488	1,652	1,626
Other Electronics and Energy	9	2	—
Total Electronics and Energy Business Group	$5,471	$5,504	$4,932

Consumer Health Care	$391	$425	$387
Home Care	1,012	1,028	1,001
Home Improvement	1,990	1,879	1,742
Stationery and Office	1,397	1,385	1,441
Other Consumer	63	57	44
Total Consumer Business Group	$4,853	$4,774	$4,615

Corporate and Unallocated	$51	$3	$7
Elimination of Dual Credit	(2,636)	(2,522)	(2,180)
Total Company	$32,765	$31,657	$30,109